Exhibit 10

Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of Separate Account VA B of our report dated April 24, 2017 relating to the financial statements of the subaccounts listed in such report, and to the use of our report dated April 24, 2017, relating to the financial statements of Transamerica Life Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Chicago, Illinois

April 24, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of Separate Account VA BNY of our report dated April 24, 2017 relating to the financial statements of the subaccounts listed in such report, and to the use of our report dated April 21, 2017, relating to the financial statements of Transamerica Financial Life Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Chicago, Illinois

April 24, 2017